Exhibit 99.1

PRESS RELEASE

Contact: Physicians Realty Trust John T. Thomas President and CEO (214) 549-6611 jtt@docreit.com John W. Sweet (414) 978-6611 jws@docreit.com	Investors: The Ruth Group Stephanie Carrington/David Burke 646 536-7017/7009 scarrington@theruthgroup.com dburke@theruthgroup.com

Physicians Realty Trust Reports First Quarter 2014 Financial Results Including First Quarter Acquisitions Totaling $147.4 million and Also Announces

$31 Million in Real Estate Acquisitions

Completed in April 2014

First Quarter Highlights:

•                  Reported first quarter 2014 total revenue of $8.0 million(1), up 141.0% year-over-year

•                  Recorded first quarter 2014 rental revenue of $6.8 million(1), a 172.6% year-over-year increase

•                  Generated quarterly normalized funds from operations (FFO) of $0.12(1) on a fully diluted basis

•                  Closed seven acquisitions comprised of 13 buildings totaling 550,670 square feet for approximately $147.4 million in the aggregate

•                  Declared quarterly dividend of $0.225 per share for the first quarter 2014, paid April 25th, 2014

•                  Surpassed 93.5% portfolio wide occupancy based on square footage as of March 31, 2014

•                  Increased gross leasable square footage by 61.1% to 1,452,013 square feet as of March 31, 2014, from 901,343 as of December 31, 2013

Milwaukee, WI —May 7, 2014 — Physicians Realty Trust (NYSE: DOC) (the “Company,” the “Trust,” “we,” “our” and “us”), a self-managed healthcare real estate company, today announced results for the first quarter ended March 31, 2014.

John Thomas, President and Chief Executive Officer of the Trust, commented, “During the first quarter of 2014, we continued to successfully execute on our acquisition strategy, utilizing proceeds from the December 2013 equity capital raise and our increased credit line capacity. In total, we deployed over $147 million in capital during the first quarter in acquiring high quality medical office buildings, highlighted by the purchase of Peachtree Dunwoody Medical Center.  Peachtree Dunwoody is a showcase investment, located in the heart of Atlanta’s “Pill Hill” hospital market, anchored by Northside Hospital, Peachtree Orthopedics and several other high quality medical practice tenants.  In the aggregate, we increased leasable square footage of our portfolio by over 61% and increased our overall occupancy to close to 94% during the quarter.  Other medical office acquisitions included high quality oncology facilities, leased to practices owned and managed by 21st Century Oncology along the southwest Florida coast and family practice clinics developed, owned, and operated by Eagles Landing Family Practice, in suburban Atlanta.   We also expanded our existing relationships with Foundation Surgical Hospitals and LifeCare Healthcare, with new long term sale-leaseback transactions.  All of these investments present the long term opportunity to collect reliable rising rental revenues.”

“A unique benefit of our focus on investment with physician groups and hospital operators, with whom we have long term relationships, is the opportunity to build our investment pipeline with opportunities referred to us by our existing physician and hospital partners.  Hospital CEOs and physicians alike are calling us to explore opportunities, and we continue to develop a strong pipeline for future growth,” Mr. Thomas added. “With the implementation of changes to the healthcare system in the U.S., the needs of physicians, in particular those in private practice, are evolving. This provides Physicians Realty Trust with numerous opportunities in the current market to develop and build relationships in which we can support the needs of our tenant partners, as well as create value for our shareholders through portfolio expansion, which will enable us to provide a reliable, rising dividend.”

First Quarter Financial Results(1)

Total revenues for the first quarter of 2014 were $8.0 million, an increase of 141.0% compared to the three months ended March 31, 2013 for our Predecessor.

Rental revenues for the three months ended March 31, 2014 were $6.8 million, an increase of 172.6% from the same period in 2013 for our Predecessor, owing to the expansion of the Company’s portfolio to 40 properties totaling 1,452,013 square feet, of which 93.5% were leased as of March 31, 2014. On a pro forma basis as if all the 2014 first quarter acquisitions occurred on the first day of the first quarter of 2014, rental

(1)   Comparative financial results for the three-month period ended March 31, 2013 reflect the operations of the Company’s predecessor. The predecessor was not a legal entity but rather a combination of real estate entities under common control by The Ziegler Companies, Inc. and represents results prior to completion of our IPO and our ownership of the properties in our initial portfolio.

revenues would have increased by an additional $2.8 million, to a pro forma total of $9.6 million.

Total expenses for the first quarter 2014 were $11.6 million, an increase of 214.5% or $7.9 million, compared to our Predecessor’s first quarter of 2013.  General and administrative expenses increased by $1.9 million from the build out of the public company infrastructure ($0.7 million in payroll/benefits, which includes $0.3 million of non-cash stock compensation costs, $0.7 million in professional fees, $0.3 million in other administrative costs and $0.2 million in Board of Trustee expenses), $4.3 million from acquisition related expenses, and $1.4 million from increased depreciation and amortization. On a pro forma basis as if all the 2014 first quarter acquisitions occurred on the first day of the first quarter 2014, depreciation and amortization and interest expense would have increased by an additional $1.1 million and $0.4 million, respectively.

Net loss for the first quarter of 2014 was $3.6 million, compared to a net loss of $0.3 million for the first quarter of 2013 for our Predecessor.

Net loss attributable to common shareholders for the first quarter of 2014 was $3.1 million, or $0.15 per diluted share based on 21.3 million weighted average shares outstanding.

Funds from operations (FFO) for the first quarter 2014, comprised of net loss plus depreciation and amortization, were negative at $1.1 million, or $(0.05) per diluted share. Normalized FFO, which adds back acquisition expenses, were $3.1 million, or $0.12 per diluted share.

Normalized Funds available for distribution (FAD) for the first quarter 2014, which consists of normalized FFO adjusted for non-cash share compensation, straight-line rent adjustments, amortization of acquired above-market leases, amortization of lease inducements and amortization of deferred financing fees, was $3.0 million, or $0.12 per diluted share for the first quarter 2014.

As previously announced, the Company declared a dividend of $0.225 per share for the first quarter. The dividend was payable on April 25, 2014 to shareholders of record on April 11, 2014.

Recent Events

On April 22, 2014, through a subsidiary of its operating partnership, the Company closed on the acquisition of the Pinnacle Health Cardiology Portfolio, consisting of two medical office buildings located in Wormleysburg and Carlisle, Pennsylvania from Front Carlisle Investors, LLC.  The buildings total approximately 38,118 square feet, are 100% occupied as of April 30, 2014 and were acquired for approximately $9.3 million in cash.

On April 30, 2014, through a subsidiary of its operating partnership, the Company closed on the acquisition of an approximately 45,200 square foot medical official building known as the South Bend Orthopaedics Medical Office Building, located in Mishawaka, Indiana for $14.9 million. The building is 100% occupied as of April 30, 2014 and was acquired for approximately $14.9 million in cash.

Trent Miller, Chief Executive Officer of South Bend Orthopaedics commented, “We have been very impressed with Physicians Realty Trust as we worked through some very complicated aspects of our sale transaction. Based on how well they handled those issues, we are confident our long term relationship going forward will be mutually beneficial.”

On April 30, 2014, through a subsidiary of its operating partnership, the Company closed on the acquisition of an approximately 52,818 square foot medical office building located in Grenada, Mississippi.  The medical office building is 94.7% occupied as of April 30, 2014 and was acquired for approximately $7.1 million in cash.

Commenting on the acquisitions, Mr. Thomas stated, “We are pleased to have closed these acquisitions in such a short period of time, which was possible as a result of our robust pipeline and financial flexibility. This is representative of our strategy to aggressively build a large portfolio of high quality medical office buildings through small transactions in which we face less competition and have the advantage of close relationships. Since the beginning of 2014, we have closed $186.8 million in real estate investments, and a total of $323.2 million since our initial public offering in July of last year. More importantly, our average cap rate for the acquisitions since our IPO is 8.24%, providing a significant return on our investment.”

Conference Call Information

The Company has scheduled a conference call on Wednesday, May 7, 2014 at 10:00 a.m. ET to discuss its financial performance and operating results for the first quarter ended March 31, 2014. The conference call can be accessed by dialing (877) 407-0784 from within the U.S. or (201) 689-8560 for international callers. Participants can reference the Physicians Realty Trust First Quarter 2014 Earnings Call or passcode 13579307. The conference call will also be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.docreit.com. A replay of the conference call will be available beginning May 7, 2014 at 1:00 p.m. ET until May 14, 2014 at 11:59 p.m. ET, by dialing (877) 870-5176 (U.S.) or (858) 384-5517 (International); passcode: 13579307. A replay of the webcast will also be accessible on the Investor Relations website for one year following the event. The Company’s supplemental information package for the first quarter 2014 also will be accessible through the Investor Relations section of the Company’s website under the “Supplemental Information” tab.

About Physicians Realty Trust

Physicians Realty Trust (NYSE: DOC) is a self-managed healthcare real estate company was organized in 2013 to acquire, selectively develop, own and manage healthcare properties that are leased to physicians, hospitals and healthcare delivery systems. The Company invests in real estate that is integral to providing high quality healthcare. The Company is a Maryland real estate investment trust and plans to make an election to be taxed as a real estate investment trust (REIT) for U.S. federal income tax purposes. The Company conducts its business through an UPREIT structure in which its properties are owned by Physicians Realty L.P., a Delaware limited partnership (the “operating partnership”), directly or through limited partnerships, limited liability companies or other subsidiaries. The Company is the sole general partner of the operating partnership and as of March 31, 2014, owns approximately 85.4% of the partnership interests in the operating partnership.

The Company had no business operations prior to completion of its initial public offering (the “IPO”) on July 24, 2013. The Company’s predecessor, which is not a legal entity, is comprised of the four healthcare real estate funds managed by B.C. Ziegler & Company (“Ziegler”), which are referred to as the Ziegler Funds, that owned directly or indirectly interests in entities that owned the initial properties the Company acquired through the operating partnership on July 24, 2013 in connection with completion of the IPO and related formation transactions.

Forward-Looking Statements

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward looking statement.  These forward-looking statements may include statements related to the Company’s ability to generate internal and external growth, the 2014 outlook, anticipated cash returns, cap rates or yields on properties, anticipated closing of property acquisitions, and ability to execute its business plan.  While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. You should not place undue reliance on any forward-looking statements, which speak only as of the date of this press release. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on form 10-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 21, 2014. Additional information will also be set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 to be filed with the SEC.

Physicians Realty Trust and Predecessor

Consolidated and Combined Statements of Operations

(In thousands, except share and per share data)

	Three Months Ended
	March 31,
	2014	Predecessor 2013
Revenues:
Rental revenues	$6,808	$2,497
Expense recoveries	1,070	814
Interest income from real estate note receivable and other	113	5
Total revenues	7,991	3,316
Expenses:
Interest expense, net	1,281	1,166
General and administrative	2,014	120
Operating expenses	1,609	1,188
Depreciation and amortization	2,416	979
Acquisition expenses	4,287	—
Management fees	—	238
Total expenses	11,607	3,691
Other income:
Change in fair value of derivative	41	74
Equity in income of unconsolidated subsidiary	17	—
Net loss	(3,558)	$(301)
Less: Net loss attributable to noncontrolling interests — operating partnership	531
Less: Net loss attributable to noncontrolling interests — partially owned properties	(66)
Net loss attributable to common shareholders	(3,093)
Net loss per share:
Basic and diluted	$(0.15)
Weighted average common shares:
Basic and diluted	21,298,597

Dividends and distributions declared per common share and unit	$0.225

Comparative financial results for the three-month period ended March 31, 2013 reflect the operations of the predecessor. The predecessor was not a legal entity but rather a combination of real estate entities under common control by The Ziegler Companies, Inc. and represents results for the properties in our initial portfolio prior to completion of our IPO.

Physicians Realty Trust Consolidated Balance Sheets

(In thousands, except share and per share data)

	March 31,	December 31,
	2014	2013
ASSETS
Investment properties:
Land and improvements	$44,419	$26,088
Buildings and improvements	313,985	192,959
Tenant improvements	5,498	5,458
Acquired lease intangibles	39,712	31,236
Property under development	225	225
	403,839	255,966
Accumulated depreciation and amortization	(30,858)	(28,427)
Net real estate property	372,981	227,539
Real estate loan receivable	6,855	—
Investment in unconsolidated entity	1,317	—
Net real estate investments	381,153	227,539
Cash and cash equivalents	10,092	56,478
Tenant receivables, net	1,403	837
Deferred costs, net	2,690	2,105
Other assets	6,513	5,901
Total assets	$401,851	$292,860
LIABILITIES AND EQUITY
Liabilities:
Debt	$159,382	$42,821
Accounts payable	722	836
Dividends payable	5,699	5,681
Accrued expenses and other liabilities	3,889	2,288
Derivative liability	356	397
Total liabilities	170,048	52,023
Equity:
Common shares, $0.01 par value, 500,000,000 shares authorized, 21,632,863 and 21,548,597 shares issued and outstanding as of March 31, 2014 and December 31, 2013, respectively	216	215
Additional paid-in capital	213,833	213,359
Accumulated deficit	(16,630)	(8,670)
Total shareholders’ equity	197,419	204,904
Noncontrolling interests:
Operating partnership	33,749	35,310
Partially owned properties	635	623
Total noncontrolling interests	34,384	35,933
Total equity	231,803	240,837
Total liabilities and equity	$401,851	$292,860

Physicians Realty Trust

Reconciliation of Non-GAAP Measures

(In thousands, except share and per share data)

Three Months Ended March 31, 2014
Net loss	$(3,558)
Depreciation and amortization	2,416
FFO	$(1,142)
FFO per share	$(0.05)
Acquisition - related expenses	4,287
Change in fair value of derivative financial instrument	(41)
Normalized FFO	$3,104
Normalized FFO per share	$0.12

Normalized FFO	$3,104
Non-cash share compensation	273
Straight-line rent adjustments	(652)
Amortization of acquired above market leases	46
Amortization of lease inducements	34
Amortization of deferred financing costs	148
Normalized FAD	$2,953
Normalized FAD per share	$0.12

Weighted average number of shares and units outstanding	25,274,626

This press release includes Funds From Operations, or FFO, and Normalized Funds Available For Distribution, or FAD, which are non-GAAP financial measures. For purposes of the SEC’s Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America. Pursuant to the requirements of Regulation G, the Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Company calculates and reports FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts (“NAREIT”), and consequently, FFO is defined as net income available to common share and unit holders, adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization and impairments on real estate assets. The Company believes that FFO is an important supplemental measure of its operating performance. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions. The term FFO was designed by the real estate industry to address this issue. FFO described herein is not necessarily comparable to FFO of other real estate investment trusts, or REITs, that do not use the same definition or implementation guidelines or interpret the standards differently from the Company.

The Company uses FFO as one of several criteria to measure the operating performance of its business. The Company further believes that by excluding the effect of depreciation, amortization, impairments on real estate assets and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other REITs. The Company offers this measure to assist the users of its financial statements in analyzing its performance; however, this is not a measure of financial performance under GAAP and should not be considered a measure of liquidity, an alternative to net income or an indicator of any other performance measure determined in accordance with GAAP. Investors and potential investors in the Company’s securities should not rely on this measure as a substitute for any GAAP measure, including net income.

Normalized FFO is calculated as FFO available to common share and unit holders excluding the impact of non-cash stock-based compensation and certain revenue and expense items identified in the table above. The Company believes that Normalized FFO provides an enhanced measure of the operating performance of the Company’s core portfolio as a REIT. The Company’s computation of Normalized FFO is not comparable to the NAREIT definition of FFO or to similar measures reported by other REITs, but the Company believes it is an appropriate measure for the Company.

The Company defines Normalized FAD, a non-GAAP measure, which excludes from Normalized FFO, non-cash compensation expense, straight-line rent adjustments, amortization of acquired above market leases, amortization of deferred financing costs and amortization of lease inducements. The Company believes Normalized FAD provides a meaningful supplemental measure of its ability to fund its ongoing distributions. In order to understand and analyze the Company’s liquidity, Normalized FAD should be compared with cash flow (computed in accordance with GAAP). Normalized FAD should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of the Company’s liquidity. Normalized FAD should be reviewed in connection with other GAAP measurements.